    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999



                                                     REGISTRATION NO. 333-

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 PROXICOM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             7371                            52-1770631
 (State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification
  incorporation or organization)      Classification Code Number)                    No.)

                            ------------------------

                           11600 SUNRISE VALLEY DRIVE
                                RESTON, VA 20191
                                 (703) 262-3200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                               RAUL J. FERNANDEZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                                RESTON, VA 20191
                                 (703) 262-3200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

          DAVID B. H. MARTIN, JR., ESQ.                            PAUL V. ROGERS, ESQ.
              HOGAN & HARTSON L.L.P.                             WILLIAM F. WINSLOW, ESQ.
           555 THIRTEENTH STREET, N.W.                              HALE AND DORR LLP
              WASHINGTON, D.C. 20004                          1455 PENNSYLVANIA AVENUE, N.W.
                  (202) 637-5600                                  WASHINGTON, D.C. 20004
                                                                      (202) 942-8400

                            ------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.
[X]  333-87671



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]



    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF             AMOUNT              OFFERING PRICE            AGGREGATE               AMOUNT OF
SECURITIES TO BE REGISTERED   TO BE REGISTERED(1)         PER SHARE(2)         OFFERING PRICE(2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value.................            690,000                  $52.38               $36,142,200               $10,048
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



(1) Includes 90,000 shares subject to an over-allotment option granted by certain of the selling stockholders to the underwriters.



(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee.


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


                                EXPLANATORY NOTE



     This registration statement relates to the public offering of Common Stock of Proxicom, Inc. contemplated by a Registration Statement on Form S-1, Registration No. 333-87671 (the "Prior Registration Statement"), and is filed solely to increase the maximum number of shares to be offered in such offering by 690,000 shares. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


    5.1    Opinion of Hogan & Hartson L.L.P.
   23.1    Consent of PricewaterhouseCoopers LLP
   23.2    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on October 8, 1999.


                                            PROXICOM, INC.

                                            By:                 *
                                              ----------------------------------
                                                Raul J. Fernandez
                                                Chairman, President and Chief
                                                Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                      NAME                                      TITLE                           DATE
                      ----                                      -----                           ----

*                                                 Chairman, President and Chief           October 8, 1999
------------------------------------------------    Executive Officer (Principal
Raul J. Fernandez                                   Executive Officer)

*                                                 Senior Vice President, Human            October 8, 1999
------------------------------------------------    Resources and Director
Brenda Wagner

             /s/ KENNETH J. TARPEY                Executive Vice President, Chief         October 8, 1999
------------------------------------------------    Financial Officer and Treasurer
Kenneth J. Tarpey                                  (Principal Financial and
                                                    Accounting Officer)

*                                                 Director                                October 8, 1999
------------------------------------------------
David C. Hodgson

*                                                 Director                                October 8, 1999
------------------------------------------------
Jack Kemp

*                                                 Director                                October 8, 1999
------------------------------------------------
Theodore J. Leonsis

*                                                 Director                                October 8, 1999
------------------------------------------------
John A. McKinley, Jr.

*                                                 Director                                October 8, 1999
------------------------------------------------
Mario M. Morino

           *By: /s/ KENNETH J. TARPEY                                                     October 8, 1999
  -------------------------------------------
               Kenneth J. Tarpey
                Attorney-in-Fact

                                 EXHIBIT INDEX


    5.1    Opinion of Hogan & Hartson L.L.P.
   23.1    Consent of PricewaterhouseCoopers LLP
   23.2    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)